Exhibit 99.1

SmartRent Announces CEO Resignation

Shane Paladin Steps Down as President and CEO and Resigns from Board

Chairman John Dorman Named Interim CEO

Scottsdale, Ariz., April 10, 2025 – SmartRent, Inc. (NYSE: SMRT) (“SmartRent” or the “Company”), the leading provider of smart communities and smart operations solutions for the rental housing industry, today announced that, at the request of the Board of Directors, Shane Paladin has stepped down from his positions as President and CEO, and resigned from the Board, effective immediately. John Dorman, Chairman of the Board, has been appointed interim CEO and Alison Dean has been appointed lead independent director. The Board has reinitiated its search with an executive search firm to assist in finding SmartRent’s next CEO and is already in the process of identifying and evaluating candidates. Paladin will remain with the Company in an advisory role for three months to ensure a smooth transition.

“I am confident that our executive leadership team and our entire organization will execute well and continue advancing our strategy as we navigate this transition,” said Dorman. “The Board continues to believe that SmartRent has a tremendous opportunity in front of us, underpinned by our leading market position and the quality of our products and services. We have made great strides in transforming our organization and operations to get us where we need to be, and the Board remains fully committed to SmartRent’s continued success and growth opportunities. We appreciate Shane’s cooperation in facilitating a smooth transition as we look for our next CEO.”

Preliminary First Quarter 2025 Results

On a preliminary basis, the Company expects first quarter 2025 total revenue of $40.5-$41.5 million, a decrease of 18-20% from the same period last year.

About SmartRent

Founded in 2017, SmartRent, Inc. (NYSE: SMRT) is a leading provider of smart communities solutions and smart operations solutions to the rental housing industry. SmartRent’s end-to-end ecosystem powers smarter living and working in rental housing by automating operations, protecting assets, reducing energy consumption and more. The company’s differentiators - purpose-built software and hardware, and end-to-end implementation and support - create an exceptional experience, with 15 of the top 20 multifamily operators and millions of users leveraging SMRT solutions daily. For more information, please visit smartrent.com.

Exhibit 99.1

Forward-Looking Statements

This press release contains forward-looking statements which address the Company's expected future business and financial performance, areas of focus, including our operations, approach to operational and financial discipline, leadership transition, expected growth, strategy, performance, financial review, and other future events and forward-looking statements. Forward-looking statements may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding the expected financial results, product portfolio enhancements, expansion plans and opportunities and earnings guidance related to financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, our ability to: (1) accelerate adoption of our products and services; (2) anticipate the uncertainties inherent in the development of new business lines and business strategies; (3) manage risks associated with our third-party suppliers and manufacturers and partners for our products; (4) manage risks associated with adverse macroeconomic conditions, including inflation, slower growth or recession, barriers to trade, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment, and currency fluctuations; (5) attract, train, and retain effective officers, key employees and directors and manage risks associated with the leadership transition; (6) develop, design, manufacture, and sell products and services that are differentiated from those of competitors; (7) realize the benefits expected from our acquisitions; (8) acquire or make investments in other businesses, patents, technologies, products or services to grow the business; (9) successfully pursue, defend, resolve or anticipate the outcome of pending or future litigation matters; (10) comply with laws and regulations applicable to our business, including privacy regulations; (11) realize the benefits expected from our stock repurchase program; and (12) maintain key strategic relationships with partners and distributors. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and SmartRent disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods.

Investor Contact

Kelly Reisdorf

Head of Investor Relations investors@smartrent.com

Media Contact

Amanda Chavez

Vice President, Marketing & Communications media@smartrent.com